UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 17, 2008

EDGE PETROLEUM CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	000-22149 (Commission File Number)	76-0511037 (IRS Employer Identification No.)

Travis Tower 1301 Travis, Suite 2000 Houston, Texas 77002 (Address of principal executive offices)
(713) 654-8960 (Registrant’s telephone number, including area code)
N/A (Former name or former address, if changed since last report.)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.04.  Temporary Suspension of Trading Under Registrant’s Employee Benefit Plan.

On January 17, 2008, Edge Petroleum Corporation (the “Company”) sent a notice to its directors and executive officers informing them that the previously announced blackout period with respect to individual account transactions in the Edge Petroleum Exploration Company Employees’ Savings & Profit Sharing Plan had been terminated early.  However, the early termination of such 401k plan blackout period does not affect any other trading blackouts to which the executive officers and directors may currently be subject, and all other current trading blackouts remain in full force and effect.

A copy of the notice sent to the Company’s executive officers and directors is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01  Financial Statements and Exhibits.

(d)           Exhibits.

99.1                           Updated Notice dated January 17, 2008 sent to directors and executive officers of Edge Petroleum Corporation regarding early termination of the 401k Plan Blackout Period and Ongoing Trading Restrictions

 SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDGE PETROLEUM CORPORATION

Date: January 17, 2008	By:	/s/ Michael G. Long
Michael G. Long Executive Vice President and Chief Financial and Accounting Officer

Exhibit Index
99.1

Updated Notice dated January 17, 2008 sent to directors and executive officers of Edge Petroleum Corporation regarding early termination of the 401k Plan Blackout Period and Ongoing Trading Restrictions